ALEXANDER & BALDWIN

Premier Hawaii Real Estate Company

Supplemental Information

As of and for the Three and Nine Months Ended September 30, 2017

ALEX LISTED NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions.
These forward-looking statements are not guarantees of future performance. The information contained in this Supplemental Information is unaudited and should be read in conjunction with Alexander & Baldwin, Inc.’s most recent Form 10-K and other filings with the SEC, which identify important factors that could affect the forward-looking statements in this Supplemental Information. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Profile

Alexander & Baldwin, Inc. (the "Company") is a Hawaii real estate company with a 147-year history of being an integral piece of Hawaii and its economy. This makes us uniquely qualified to create value for shareholders through an investment and asset redeployment strategy focused on growth primarily in our commercial real estate holdings in Hawaii. In July 2017, the Company announced its decision to become a real estate investment trust ("REIT") for the 2017 tax year. This announcement sets a strategic course for the Company to concentrate its activities on investments in, and growth of, its commercial real estate holdings.

We are composed of the following:

•
A 4.8 million square foot portfolio of commercial real estate that includes 3.0 million square feet in strategic locations throughout the Hawaiian islands, including 1.8 million square feet of largely grocery/drugstore-anchored retail centers;

•
More than 86,000 acres of landholdings, making us the fourth largest private landowner in Hawaii. In addition, we are engaged in residential and commercial development-for-sale activities in select Hawaii locations; and

•
Hawaii's most significant materials and construction operations, including strategic quarry and asphalt importation sites that supply the Hawaiian islands, paving activities and certain complementary operations.

Executive Officers

Christopher Benjamin	James Mead
President & Chief Executive Officer	Chief Financial Officer

Lance Parker	Nelson Chun
President, A&B Properties	Senior Vice President and Chief Legal Officer

Gordon Yee	Meredith Ching
President, Grace Pacific	Senior Vice President, Government & Community Relations

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 425-3389
sheila.mcgrath@evercore.com
Investor Relations
Suzy Hollinger	JMP Securities LLC
Director, Investor Relations	Peter Martin
(808) 525-8422	(415) 835-8904
shollinger@abinc.com	pmartin@jmpsecurities.com

Transfer Agent & Registrar	Sidoti & Company, LLC
Computershare	Stephen O'Hara
P.O. Box 30170	(212) 894-3329
College Station, TX 77842-3170	sohara@sidoti.com
(866) 422-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing: NYSE: ALEX
211 Quality Circle, Suite 210	Corporate website: www.alexanderbaldwin.com
College Station, TX 77845	Grace website: www.gracepacific.com
Market capitalization at September 30, 2017: $2.3B
Shareholder website: www.computershare.com/investor	3-month average trading volume: 329K
Online inquiries: www.us-computershare.com/investor/contact	Independent auditors: Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Hawaii Market Information

Hawaii Economic Highlights

(Percentage change, except unemployment rate)	2015	2016	2017 Forecast
Real gross domestic product	2.3%	2.1%	1.4%
Real personal income	3.8%	2.7%	1.7%
Visitor expenditures	9.0%	4.2%	6.5%
Visitor arrivals	4.3%	3.0%	3.2%
Unemployment rate	3.6%	3.0%	2.9%
Source: Hawaii State Department of Business, Economic Development & Tourism (August 9, 2017); No endorsement implied.

Oahu Commercial Real Estate Trends

		Average Asking Rent PSF/Per Month		Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
3Q2017		$3.94	$1.25	(1.5)%	0.8%
2Q2017		$4.00	$1.24	(1.7)%	4.2%
1Q2017		$4.07	$1.19	3.8%	(1.7)%
4Q2016		$3.92	$1.21	(0.5)%	1.7%
3Q2016		$3.94	$1.19	(0.8)%	5.3%
2Q2016		$3.97	$1.13	1.0%	(3.4)%

		Vacancy Rate		Percentage Point Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
3Q2017		7.2%	1.9%	(0.5)	0.1
2Q2017		7.7%	1.8%	(1.5)	0.3
1Q2017	*	9.2%	1.5%	0.8	(0.1)
4Q2016	*	8.4%	1.6%	2.9	(0.2)
3Q2016		5.5%	1.8%	1.3	0.5
2Q2016		4.2%	1.3%	(0.4)	(0.2)

*Retail vacancy increased in 4Q2016 by Ala Moana Center GLA expansion and the addition of new GLA from International Marketplace and Ka Makana Ali’i in 1Q2017, and was also increased by the shutdown of a 147,000-square-foot Kmart store at Waikele Center. Source: Colliers International Hawaii; No endorsement implied.

Alexander & Baldwin, Inc.
Glossary of Terms

ABR	Annualized Base Rent (ABR) is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Adjusted EBITDA	Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests from EBITDA.

Annualized Cash NOI	Annualized Cash NOI is calculated by multiplying actual quarter-to-date Cash NOI for the current period times four.

Backlog
Backlog represents the amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded or government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is believed to be perfunctory.

Cash NOI
Cash Net Operating Income (Cash NOI) is calculated as total property revenues less direct property-related operating expenses. Cash NOI excludes straight-line rent adjustments, amortization of favorable/unfavorable leases, amortization of tenant incentives, general and administrative expenses, depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions).

Comparable Lease	Renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the comparable lease pool.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated on a consolidated basis by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, and depreciation and amortization.

EBITDA is calculated for the Materials & Construction segment by adjusting consolidated segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization.

Fixed-charge Coverage Ratio	The ratio of EBITDA to the sum of debt service (which includes interest payments and principal amortization of mortgage debt, excluding balloon payments), for the trailing twelve months.

GAAP	Generally accepted accounting principles (GAAP) in the United States of America.

GLA	Gross Leasable Area (GLA) is periodically adjusted based on remeasurement or reconfiguration of space, measured in square feet (SF).

Maintenance Capital Expenditures
Capital expenditures necessary to maintain building value, the current income stream and position in the market (including building improvements, tenant improvements allowances and leasing commissions).

Occupancy	The percentage of square footage leased and commenced to gross leasable space at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports Cash NOI on a same store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year. The same store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the same store pool upon one full calendar year of stabilized operation, which is typically upon attainment of market occupancy.

Straight-line Rent	GAAP requirement to average tenant rents over the life of the lease.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Statement on Management’s Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information:

•	Consolidated EBITDA

•	Commercial Real Estate Cash NOI and Same-Store Cash NOI

•	Materials & Construction EBITDA and Adjusted EBITDA

The Company uses these non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company’s and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. EBITDA and Adjusted EBITDA should be not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Cash NOI is a non-GAAP measure used by the Company in evaluating the CRE segment’s operating performance as it is an indicator of the return on property investment, and provides a method of comparing performance of operations, on an unlevered basis, over time. Cash NOI should be not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In connection with the Company's decision to convert to a REIT in 2017, the Company has revised its definition of NOI to adjust Operating Profit for termination income, lease incentive amortization, and favorable/unfavorable lease amortization. We refer to amounts reported in this Supplemental Information under our new definition as "Cash NOI" to distinguish from the amounts previously reported under our prior definition. While there is no standard industry definition of NOI, the Company believes its revised definition is more closely aligned with current practices of other REITs.

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information. The Company’s methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following pages of this Supplemental Information:

•	Refer to Table 7 for a reconciliation of consolidated net income to EBITDA.

•	Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to Cash NOI.

•	Refer to Table 21 for a reconciliation of Materials & Construction operating profit to EBITDA and Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Table 1 - Condensed Consolidated Balance Sheets

($ in millions, unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$13.3	$2.2
Accounts receivable, net	34.2	32.1
Contracts retention	12.4	13.1
Costs and estimated earnings in excess of billings on uncompleted contracts	20.7	16.4
Inventories	30.1	43.3
Real estate held for sale	63.8	1.0
Income tax receivable	25.9	10.6
Prepaid expenses and other assets	39.4	19.6
Total current assets	239.8	138.3
Investments in Affiliates	402.0	390.8
Real Estate Developments	151.7	179.5
Property – Net	1,212.4	1,231.6
Intangible Assets – Net	48.7	53.8
Goodwill	102.3	102.3
Other Assets	51.4	60.0
Total assets	$2,208.3	$2,156.3

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$41.6	$42.4
Accounts payable	36.0	35.2
Billings in excess of costs and estimated earnings on uncompleted contracts	2.6	3.5
Accrued interest	3.8	6.3
Deferred revenue	2.7	17.6
Indemnity holdback related to Grace acquisition	9.3	9.3
HC&S cessation-related liabilities	5.0	19.1
Accrued and other liabilities	28.6	31.7
Total current liabilities	129.6	165.1
Long-term Liabilities:
Long-term debt	584.2	472.7
Deferred income taxes	202.5	182.0
Accrued pension and post-retirement benefits	16.7	64.8
Other non-current liabilities	41.4	47.7
Total long-term liabilities	844.8	767.2
Total liabilities	974.4	932.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	10.8	10.8

Equity:
Common stock	1,160.5	1,157.3
Accumulated other comprehensive loss	(41.0)	(43.2)
Retained earnings	99.4	95.2
Total A&B shareholders' equity	1,218.9	1,209.3
Noncontrolling interest	4.2	3.9
Total equity	1,223.1	1,213.2
Total liabilities and equity	$2,208.3	$2,156.3

Alexander & Baldwin, Inc.
Table 2 - Condensed Consolidated Statements of Operations

 ($ in millions, except per-share amounts; unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Operating Revenue:
Commercial Real Estate	$33.9	$32.7	$101.4	$102.0
Land Operations	22.6	18.1	45.7	29.6
Materials & Construction	55.0	52.1	155.7	144.7
Total operating revenue	111.5	102.9	302.8	276.3
Operating Costs and Expenses:
Cost of Commercial Real Estate	19.2	19.3	56.9	60.1
Cost of Land Operations	11.7	6.9	29.1	17.6
Cost of Materials & Construction	44.3	41.0	125.1	114.9
Selling, general and administrative	20.1	14.7	51.0	42.6
REIT evaluation/conversion costs	4.4	1.9	11.4	3.8
Total operating costs and expenses	99.7	83.8	273.5	239.0
Operating Income	11.8	19.1	29.3	37.3
Other Income and (Expenses):
Income related to joint ventures	4.3	0.1	7.5	3.5
Gain on the sale of improved property	—	0.1	3.0	8.1
Reductions in solar investments, net	(0.4)	(0.2)	(2.6)	(9.7)
Interest and other income, net	1.5	0.5	3.7	1.6
Interest expense	(6.1)	(6.4)	(18.5)	(20.1)
Total other income and (expenses)	(0.7)	(5.9)	(6.9)	(16.6)
Income from Continuing Operations Before Income Taxes	11.1	13.2	22.4	20.7
Income tax expense	(3.7)	(1.0)	(6.4)	(1.6)
Income from Continuing Operations	7.4	12.2	16.0	19.1
Income (loss) from discontinued operations, net of income taxes	(0.8)	(13.6)	2.4	(28.1)
Net Income (Loss)	6.6	(1.4)	18.4	(9.0)
Income attributable to noncontrolling interest	(0.5)	(0.5)	(1.7)	(1.1)
Net Income (Loss) Attributable to A&B Shareholders	$6.1	$(1.9)	$16.7	$(10.1)

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.15	$0.25	$0.32	$0.39
Discontinued operations available to A&B shareholders	(0.02)	(0.28)	0.04	(0.58)
Net income (loss) available to A&B shareholders	$0.13	$(0.03)	$0.36	$(0.19)
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.15	$0.24	$0.31	$0.38
Discontinued operations available to A&B shareholders	(0.02)	(0.27)	0.05	(0.57)
Net income (loss) available to A&B shareholders	$0.13	$(0.03)	$0.36	$(0.19)

Weighted-Average Number of Shares Outstanding:
Basic	49.2	49.0	49.1	49.0
Diluted	49.6	49.4	49.6	49.4

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$7.4	$12.1	$15.5	$18.9
Discontinued operations available to A&B shareholders, net of income taxes	(0.8)	(13.6)	2.4	(28.1)
Net income (loss) available to A&B shareholders	$6.6	$(1.5)	$17.9	$(9.2)

Alexander & Baldwin, Inc.
Table 3 - Segment Results

 ($ in millions, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Revenue:
Commercial Real Estate	$33.9	$32.7	$101.4	$102.0
Land Operations	22.6	18.1	45.7	29.6
Materials & Construction	55.0	52.1	155.7	144.7
Total revenue	111.5	102.9	302.8	276.3
Operating Profit (Loss):
Commercial Real Estate[1]	13.6	13.5	41.3	41.3
Land Operations[2]	10.4	7.8	9.7	(7.3)
Materials & Construction	6.5	5.6	18.8	18.5
Total operating profit	30.5	26.9	69.8	52.5
Interest expense	(6.1)	(6.4)	(18.5)	(20.1)
Gain on the sale of improved property	—	0.1	3.0	8.1
General corporate expenses	(8.9)	(5.5)	(20.5)	(16.0)
REIT evaluation/conversion costs[3]	(4.4)	(1.9)	(11.4)	(3.8)
Income From Continuing Operations Before Income Taxes	11.1	13.2	22.4	20.7
Income tax expense	(3.7)	(1.0)	(6.4)	(1.6)
Income From Continuing Operations	7.4	12.2	16.0	19.1
Income (loss) from discontinued operations, net of income tax	(0.8)	(13.6)	2.4	(28.1)
Net Income (Loss)	6.6	(1.4)	18.4	(9.0)
Income attributable to noncontrolling interest	(0.5)	(0.5)	(1.7)	(1.1)
Net Income (Loss) Attributable to A&B Shareholders	$6.1	$(1.9)	$16.7	$(10.1)

1 Commercial Real Estate operating profit includes intersegment operating revenue, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
2 For the quarter and nine months ended September 30, 2017, Land Operations segment operating profit includes non-cash reductions of $0.4 million and $2.6 million, respectively, related to the Company's solar tax equity investments. For the quarter and nine months ended September 30, 2016, Land Operations segment operating profit includes non-cash reductions of $0.2 million. and $9.7 million, respectively, related to the Company's solar tax equity investments. The non-cash reductions are included in Reductions in solar investments, net on the condensed consolidated statements of operations.
3 Costs related to the Company's in-depth evaluation of and conversion to a REIT.

Alexander & Baldwin, Inc.
Table 4 - Condensed Consolidated Statements of Cash Flows

 ($ in millions, unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$18.4	$(9.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	31.4	83.5
Deferred income taxes	19.1	(18.6)
Gains on asset transactions, net of asset write-downs	(22.2)	(7.6)
Share-based compensation expense	3.4	3.1
Investments in affiliates, net of distributions	3.2	0.2
Changes in operating assets and liabilities:
Trade, contracts retention, and other receivables	1.0	(0.3)
Costs and estimated earnings in excess of billings on uncompleted contracts - net	(5.2)	(0.2)
Inventories	13.2	8.6
Prepaid expenses, income tax receivable and other assets	(19.8)	4.8
Accrued pension and post-retirement benefits	(48.0)	3.6
Accounts payable and contracts retention	(3.0)	(4.3)
Accrued and other liabilities	(38.2)	(7.5)
Real estate inventory sales (real estate developments held for sale)	16.5	2.8
Expenditures for real estate inventory (real estate developments held for sale)	(15.0)	(10.7)
Net cash provided by (used in) operations	(45.2)	48.4

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(33.7)	(105.3)
Capital expenditures related to 1031 commercial property transactions	—	(6.2)
Proceeds from disposal of property and other assets	9.8	11.4
Proceeds from disposals related to 1031 commercial property transactions	6.9	59.3
Payments for purchases of investments in affiliates and other investments	(31.5)	(36.0)
Proceeds from investments in affiliates and other investments	3.9	6.0
Change in restricted cash associated with 1031 transactions	6.6	16.2
Net cash used in investing activities	(38.0)	(54.6)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	145.5	222.0
Payments of long-term debt and deferred financing costs	(46.4)	(191.1)
Borrowings (payments) on line-of-credit agreement, net	9.8	(11.8)
Distribution to noncontrolling interests	(0.2)	(0.5)
Dividends paid	(10.3)	(8.8)
Proceeds from issuance (repurchase) of capital stock and other, net	(4.1)	0.9
Net cash provided by financing activities	94.3	10.7

Cash and Cash Equivalents:
Net increase in cash and cash equivalents	11.1	4.5
Balance, beginning of period	2.2	1.3
Balance, end of period	$13.3	$5.8

Alexander & Baldwin, Inc.
Table 5 - Debt Summary
As of September 30, 2017

 ($ in millions, unaudited)

					Scheduled principal payments
Debt:	Stated Rate (%)	Weighted- average Interest Rate (%)	Maturity Date	Weighted- average Maturity (Years)	4Q 2017	2018	2019	2020	2021	Thereafter	Total Principal	Unamort Deferred Fin Cost/ (Discount) Premium	Total
Secured debt:
Wells Fargo GLP Revolver	(a)	1.93	2018	—	$—	$—	$—	$—	$—	$—	$—	$—	$—
GLP Asphalt Plant	(b)	5.98	2021	2.3	0.3	1.3	1.5	1.6	0.4	—	5.1	(0.3)	4.8
KTC III (second mortgage)	3.15	3.15	2021	4.1	—	0.1	0.1	0.2	4.5	—	4.9	—	4.9
KTC III	(c)	5.95	2021	4.0	0.1	0.3	0.3	0.4	9.8	—	10.9	(0.3)	10.6
Pearl Highlands	4.15	4.15	2024	6.8	0.5	1.8	1.9	1.9	2.0	79.4	87.5	1.1	88.6
Manoa Marketplace	(d)	3.14	2029	10.8	—	—	0.5	1.6	1.7	56.2	60.0	(0.3)	59.7
Subtotal		3.93		7.8	$0.9	$3.5	$4.3	$5.7	$18.4	$135.6	$168.4	$0.2	$168.6

Unsecured debt:
Unsecured term note #4	1.85	1.85	2017	0.1	$0.5	$—	$—	$—	$—	$—	$0.5	$(0.1)	$0.4
Unsecured term note #2	2.00	2.00	2018	0.4	0.2	0.1	—	—	—	—	0.3	—	0.3
Unsecured term note #1	3.31	3.31	2018	0.9	0.5	1.0	—	—	—	—	1.5	—	1.5
Unsecured term note #3	5.19	5.19	2019	1.6	0.7	2.1	2.3	—	—	—	5.1	—	5.1
Unsecured term note #5	(e)	2.82	2019	2.3	—	—	9.4	—	—	—	9.4	—	9.4
Prudential Series D	6.90	6.90	2020	2.3	—	16.3	16.3	16.2	—	—	48.8	—	48.8
Revolving credit facility	(f)	2.98	2022	5.3	—	—	—	—	—	155.2	155.2	—	155.2
Prudential Series A	5.53	5.53	2024	5.8	—	—	—	—	7.1	21.4	28.5	—	28.5
Prudential Series E	3.90	3.90	2024	3.8	3.4	9.8	9.8	9.0	9.5	24.4	65.9	—	65.9
Prudential Series B	5.55	5.55	2026	7.0	—	—	—	—	1.0	45.0	46.0	—	46.0
Prudential Series C	5.56	5.56	2026	5.8	—	1.0	1.0	1.0	9.0	13.0	25.0	—	25.0
Prudential Series F	4.35	4.35	2026	6.5	—	—	—	2.4	4.5	15.1	22.0	—	22.0
Prudential Series G	3.88	3.88	2027	5.3	—	7.5	7.5	5.4	1.5	28.1	50.0	(0.9)	49.1
Subtotal		4.27		4.9	$5.3	$37.8	$46.3	$34.0	$32.6	$302.2	$458.2	$(1.0)	$457.2
Total		4.18		5.7	$6.2	$41.3	$50.6	$39.7	$51.0	$437.8	$626.6	$(0.8)	$625.8

(a) Loan has a stated interest rate of LIBOR plus 1.50%.
(b) Loan has a stated interest rate of LIBOR plus 1.00%, but is swapped through maturity to a 5.98% fixed rate.
(c) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(d) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(e) Loan has a stated interest rate of LIBOR plus 2.00%, and is secured by a letter of credit.
(f) Loan has a stated interest rate of LIBOR plus 1.65%, based on pricing grid.

Alexander & Baldwin, Inc.
Table 6 - Capitalization & Financial Ratios
As of September 30, 2017

 ($ in millions, except number of shares and stock price; unaudited)

Debt
Unsecured revolving credit facility			$155.2
Unsecured term debt			302.0
Secured debt			168.6
Total debt			$625.8

Equity	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	49,176,369	$46.33	$2,278.3
Total equity			$2,278.3

Total Capitalization			$2,904.1
Debt to total capitalization			21.5%

Liquidity
Cash on hand			$13.3
Available under unsecured, committed line of credit			283.0
Total liquidity			$296.3

Financial Ratios
Net debt to TTM EBITDA			5.2 x
Fixed-charge coverage ratio			4.0 x
Fixed-rate debt to total debt			73.7%
Unencumbered CRE assets as a percent of total CRE assets (gross book value)			78.2%

Alexander & Baldwin, Inc.
Table 7 - Consolidated EBITDA

($ in millions, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,		TTM
	2017	2016	2017	2016	September 30, 2017
Net Income (Loss)	$6.6	$(1.4)	$18.4	$(9.0)	$19.0
Adjustments:
Depreciation and amortization	10.4	28.6	31.4	83.5	67.4
Interest expense	6.1	6.4	18.5	20.1	24.7
Income tax expense (benefit)	3.2	(2.5)	7.8	(21.5)	6.3
EBITDA	$26.3	$31.1	$76.1	$73.1	$117.4

Other discrete items impacting the respective periods:
Income attributable to noncontrolling interests	(0.5)	(0.5)	(1.7)	(1.1)	(2.4)
(Income) loss from discontinued operations before interest, income taxes and depreciation and amortization	1.3	4.5	(3.8)	3.9	(14.3)
REIT evaluation/conversion costs	4.4	1.9	11.4	3.8	17.1
Reduction in solar investments, net	0.4	0.2	2.6	9.7	2.7
Impairment of real estate assets	—	—	—	—	11.7
Net gain on sales of improved property	—	(0.1)	(3.0)	(8.1)	(3.0)

Other discrete items related to unconsolidated investments in affiliates:
Share of impairment of real estate assets (Land Operations segment)	—	—	—	—	3.5
Share of net loss on non-core parcels (Materials & Construction segment)	—	1.6	—	1.6	(0.6)

Commercial Real Estate

Alexander & Baldwin, Inc.
Table 8 - Statement of Commercial Real Estate Operating Profit, Cash NOI and Same-Store Cash NOI

($ in millions, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Revenues:
Base rents	$23.4	$22.7	$69.7	$71.0
Recoveries from tenants	8.1	7.8	24.4	23.7
Other revenues	2.4	2.2	7.3	7.3
Total Commercial Real Estate revenues	33.9	32.7	101.4	102.0
Operating Costs and Expenses:
Property operations	9.4	9.4	28.1	29.4
Property taxes	3.2	2.9	9.1	9.0
Depreciation and amortization	6.6	7.0	19.7	21.7
Total Cost of Commercial Real Estate	19.2	19.3	56.9	60.1
Selling, general and administrative	(1.9)	(0.4)	(5.1)	(2.3)
Intersegment operating revenues (a)	0.8	0.6	2.1	1.9
Other income (expense), net	—	(0.1)	(0.2)	(0.2)
Operating Profit	13.6	13.5	41.3	41.3
Plus: Depreciation and amortization	6.6	7.0	19.7	21.7
Less: Straight-line lease adjustments	(0.3)	(0.4)	(1.3)	(1.6)
Plus: Lease incentive amortization	—	—	—	0.1
Less: Favorable/(unfavorable) lease amortization	(0.6)	(0.9)	(2.2)	(2.6)
Less: Termination income	—	—	—	(0.1)
Plus: Other (income)/expense, net	—	0.1	0.2	0.2
Plus: Selling, general, administrative and other expenses	1.9	0.9	6.1	4.0
Cash NOI (b)	21.2	20.2	63.8	63.0
Acquisitions / dispositions and other adjustments	(1.8)	(1.5)	(4.9)	(6.5)
Same-Store Cash NOI	$19.4	$18.7	$58.9	$56.5

Maintenance Capital Expenditures:
Building improvements	$1.4	$1.6	$3.7	$5.1
Tenant improvements	2.5	0.6	4.0	3.0
Leasing commissions	1.0	0.6	4.6	2.1
Total maintenance capital expenditures	$4.9	$2.8	$12.3	$10.2

(a) Represents intersegment revenues, primarily base rents and expense recoveries from leases to tenants that operate as part of our Materials & Construction segment. These operating revenues, and the related rental expense incurred by these tenants, are eliminated in the consolidated results of operations.

(b) In connection with the Company's decision to convert to a REIT in 2017, the Company has revised its definition of NOI to adjust Operating Profit for termination income, lease incentive amortization, and favorable/unfavorable lease amortization. We refer to amounts reported in this Supplemental Information under our new definition as "Cash NOI" to distinguish from the amounts previously reported under our prior definition. While there is no standard industry definition of NOI, the Company believes its revised definition is more closely aligned with current practices of other REITs.

Alexander & Baldwin, Inc.
Table 9 - Occupancy

(unaudited)

Occupancy

	As of September 30, 2017			As of September 30, 2016			Percentage Point Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	92.5%	96.0%	92.9%	93.3%	93.7%	93.3%	(0.8)	2.3	(0.4)
Industrial	94.2%	99.2%	97.0%	94.2%	88.8%	91.1%	—	10.4	5.9
Office	91.9%	87.5%	88.8%	83.5%	86.5%	85.6%	8.4	1.0	3.2
Total	93.0%	95.9%	94.1%	92.9%	88.7%	91.3%	0.1	7.2	2.8

Same-Store Occupancy

	As of September 30, 2017			As of September 30, 2016			Percentage Point Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	92.3%	96.0%	92.7%	93.0%	93.7%	93.1%	(0.7)	2.3	(0.4)
Industrial	94.3%	99.2%	97.1%	94.2%	88.8%	91.1%	0.1	10.4	6.0
Office	90.0%	87.5%	88.1%	87.3%	86.5%	86.7%	2.7	1.0	1.4
Total	92.8%	95.9%	94.1%	93.1%	88.7%	91.3%	(0.3)	7.2	2.8

Alexander & Baldwin, Inc.
Table 10 - Commercial Real Estate Cash NOI and Same-Store Cash NOI by Geography and Type

 ($ in thousands, unaudited)

Total Portfolio Cash NOI

	Quarter Ended September 30, 2017			Quarter Ended September 30, 2016			Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	$11,212	$560	$11,772	$10,966	$541	$11,507	2.2%	3.5%	2.3%
Industrial	3,159	1,209	4,368	2,888	1,099	3,987	9.4%	10.0%	9.6%
Office	1,093	940	2,033	1,012	1,006	2,018	8.0%	(6.6)%	0.7%
Ground	3,025	—	3,025	2,713	—	2,713	11.5%	—%	11.5%
Total	$18,489	$2,709	$21,198	$17,579	$2,646	$20,225	5.2%	2.4%	4.8%

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016			Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	$34,604	$1,665	$36,269	$32,939	$1,613	$34,552	5.1%	3.2%	5.0%
Industrial	8,823	3,514	12,337	8,484	3,536	12,020	4.0%	(0.6)%	2.6%
Office	3,233	3,080	6,313	2,855	5,391	8,246	13.2%	(42.9)%	(23.4)%
Ground	8,862	—	8,862	8,209	—	8,209	8.0%	—%	8.0%
Total	$55,522	$8,259	$63,781	$52,487	$10,540	$63,027	5.8%	(21.6)%	1.2%

Same-Store Cash NOI

	Quarter Ended September 30, 2017			Quarter Ended September 30, 2016			Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	$9,978	$560	$10,538	$9,832	$503	$10,335	1.5%	11.3%	2.0%
Industrial	2,971	1,209	4,180	2,888	1,099	3,987	2.9%	10.0%	4.8%
Office	728	940	1,668	701	926	1,627	3.9%	1.5%	2.5%
Ground	3,027	—	3,027	2,713	—	2,713	11.6%	—%	11.6%
Total	$16,704	$2,709	$19,413	$16,134	$2,528	$18,662	3.5%	7.2%	4.0%

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016			Change
	Hawaii	Mainland	Total	Hawaii	Mainland	Total	Hawaii	Mainland	Total
Retail	$31,046	$1,660	$32,706	$29,758	$1,533	$31,291	4.3%	8.3%	4.5%
Industrial	8,582	3,514	12,096	8,484	3,536	12,020	1.2%	(0.6)%	0.6%
Office	2,182	3,058	5,240	2,162	2,806	4,968	0.9%	9.0%	5.5%
Ground	8,869	—	8,869	8,205	—	8,205	8.1%	—%	8.1%
Total	$50,679	$8,232	$58,911	$48,609	$7,875	$56,484	4.3%	4.5%	4.3%

Annualized Cash NOI by Property Type and Geography
Hawaii retail	$44,848
Hawaii industrial	12,636
Hawaii office	4,372
Hawaii ground leases	12,100
Mainland retail	2,240
Mainland industrial	4,836
Mainland office	3,760
Total	$84,792

Alexander & Baldwin, Inc.
Table 11 – Hawaii Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property (a)		Island	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	3Q17 Cash NOI	3Q17 % Cash NOI to Hawaii Portfolio Cash NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	*	Oahu	1992-1994	411,300	90.0%	$8,612	$23.65	$2,067	13.4%	Sam's Club, Regal Cinemas, 24 Hour Fitness
2	Kailua Retail	*	Oahu	1947-2014	316,400	97.3%	9,770	32.16	2,496	16.1%	Whole Foods Market, Foodland, CVS/Longs Drugs
3	Waianae Mall	*	Oahu	1975	170,300	86.9%	2,908	19.74	593	3.8%	CVS/Longs Drugs, City Mill
4	Manoa Marketplace		Oahu	1977	140,200	95.5%	4,599	34.73	1,234	8.0%	Safeway, CVS/Longs Drugs
5	Kaneohe Bay Shopping Center (Leasehold)	*	Oahu	1971	125,400	100.0%	2,916	23.25	625	4.0%	Safeway, CVS/Longs Drugs
6	Waipio Shopping Center	*	Oahu	1986, 2004	113,800	98.3%	3,191	28.52	866	5.6%	Foodland
7	Aikahi Park Shopping Center	*	Oahu	1971	98,000	79.4%	1,315	16.89	567	3.7%	Safeway
8	The Shops at Kukui'ula	*	Kauai	2009	89,100	96.9%	4,021	50.99	1,016	6.6%	CVS/Longs Drugs, Eating House, Living Foods Market
9	Lanihau Marketplace	*	Hawaii Island	1987	88,300	100.0%	1,902	21.53	474	3.0%	Sak' N Save, CVS/Longs Drugs
10	Kunia Shopping Center	*	Oahu	2004	60,600	86.4%	1,824	39.17	384	2.5%
11	Kahului Shopping Center	*	Maui	1951	49,900	88.4%	458	10.39	(38)	(0.2)%
12	Napili Plaza	*	Maui	1991	45,600	86.6%	1,173	30.36	312	2.0%	Napili Market
13	Lahaina Square	*	Maui	1973	44,800	82.6%	625	18.03	101	0.7%	Ace Hardware
14	Gateway at Mililani Mauka	*	Oahu	2008, 2013	34,900	94.0%	1,666	52.11	394	2.5%	CVS/Longs Drugs (shadow-anchored)
15	Port Allen Marina Center	*	Kauai	2002	23,600	92.0%	520	23.99	121	0.8%
	Subtotal – Retail				1,812,200	92.5%	$45,500	$27.62	$11,212	72.5%

	Industrial:
16	Komohana Industrial Park	*	Oahu	1990	238,300	100.0%	$2,833	$11.89	$1,139	7.4%
17	Kaka'ako Commerce Center	*	Oahu	1969	195,400	81.8%	2,258	14.23	439	2.8%
18	Waipio Industrial	*	Oahu	1988-1989	158,400	99.4%	2,436	15.54	603	3.9%
19	P&L Warehouse	*	Maui	1970	104,100	92.1%	1,303	13.59	325	2.1%
20	Honokohau Industrial		Hawaii Island	2004-2006, 2008	74,000	92.9%	994	14.47	188	1.2%
21	Kailua Industrial/Other	*	Oahu	1951-1974	68,800	96.3%	937	14.57	185	1.2%
22	Port Allen	*	Kauai	1983, 1993	63,800	100.0%	666	10.44	183	1.2%
23	Harbor Industrial	*	Maui	1930	53,400	94.1%	156	11.92	97	0.6%
	Subtotal – Industrial				956,200	94.2%	$11,583	$13.48	$3,159	20.4%

	Office:
24	Kahului Office Building	*	Maui	1974	59,400	92.1%	$1,518	$28.64	$331	2.1%
25	Gateway at Mililani Mauka South	(b)	Oahu	1992, 2006	37,100	100.0%	1,605	43.21	365	2.4%
26	Kahului Office Center	*	Maui	1991	33,400	88.2%	748	26.49	181	1.2%
27	Stangenwald Building	*	Oahu	1901, 1980	27,100	87.7%	416	19.52	92	0.6%
28	Judd Building	*	Oahu	1898, 1979	20,200	86.4%	346	19.81	72	0.5%
29	Lono Center	*	Maui	1973	13,700	94.8%	312	24.09	52	0.3%
	Subtotal – Office				190,900	91.9%	$4,945	$29.07	$1,093	7.1%
	Total – Hawaii Portfolio				2,959,300	93.0%	$62,028	$23.17	$15,464	100.0%

(a) Excludes our corporate headquarters located in Honolulu, HI.
(b) An 18,415 square-foot expansion was completed and added to the commercial portfolio in June 2016.
* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 12 – Hawaii Ground Lease Report

($ in thousands, unaudited)

Ground Leases (a)		Location (City, Island)	Acres	Property Type	Exp. Year	Next Rent Step	Step Type	ABR	3Q17 Cash NOI
#1	*	Kaneohe, Oahu	15.4	Grocery-Anchored Retail	2035	2023	FMV Reset	$2,800	$699
#2	*	Honolulu, Oahu	2.8	Grocery-Anchored Retail	2040	2020	FMV Reset	1,344	335
#3	*	Wailuku, Maui	5.3	Medical Office	2021			819	205
#4	*	Kailua, Oahu	3.4	Grocery-Anchored Retail	2062	2022	Fixed Step	753	188
#5	*	Puunene, Maui	52.0	Heavy Industrial	2034	2019	FMV Reset	751	188
#6	*	Kailua, Oahu	3.7	Retail	2020	Option	FMV Reset	694	173
#7	*	Kailua, Oahu	1.6	Retail	2017			565	142
#8	*	Kailua, Oahu	2.2	Retail	2062	2022	Fixed Step	485	121
#9	*	Honolulu, Oahu	0.5	Parking	2018			270	68
#10	*	Honolulu, Oahu	0.5	Retail	2028	2018	Fixed Step	252	56
#11	*	Kailua, Oahu	1.2	Retail	2022			237	55
#12	*	Kahului, Maui	0.8	Retail	2026	2017	Fixed Step	221	55
#13	*	Kahului, Maui	0.4	Office	2017			201	50
#14	*	Kailua, Oahu	3.3	Office	2037	2022	FMV Reset	200	65
#15	*	Kahului, Maui	0.8	Industrial	2020	2018	Fixed Step	183	46
#16	*	Kailua, Oahu	0.9	Retail	2033	2018	FMV Reset	181	45
#17	*	Kahului, Maui	0.5	Retail	2029	2017	Fixed Step	163	40
#18	*	Kahului, Maui	0.4	Retail	2027	2022	Fixed Step	158	35
#19	*	Kailua, Oahu	0.4	Retail	2017			130	33
#20	*	Kailua, Oahu	1.7	Retail		Month-to-month		130	31
Remainder	*	Various	19.1	Various	Various	Various	Various	1,528	395
Total - Hawaii Ground Leases			116.9					$12,065	$3,025

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 13 - Mainland Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		City/State	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	3Q17 Cash NOI	3Q17 % Cash NOI to Mainland Portfolio Cash NOI
	Retail:
1	Little Cottonwood Center	*	Sandy, UT	1998, 2008	141,500	95.9%	$1,563	$11.64	$310	11.4%
2	Royal MacArthur Center	*	Dallas, TX	2006	44,900	96.4%	1,024	26.39	250	9.2%
	Subtotal – Retail				186,400	96.0%	$2,587	$14.94	$560	20.6%

	Industrial:
3	Midstate 99 Distribution Center	*	Visalia, CA	2002, 2008	790,200	100%	$3,074	$4.07	$737	27.2%
4	Sparks Business Center	*	Sparks, NV	1996-1998	396,100	97.6%	2,144	5.55	472	17.5%
	Subtotal – Industrial				1,186,300	99.2%	$5,218	$4.57	$1,209	44.7%

	Office:
5	1800 and 1820 Preston Park	*	Plano, TX	1997-1998	198,800	84.9%	$3,335	$20.02	$456	16.8%
6	Concorde Commerce Center	*	Phoenix, AZ	1998	138,700	91.1%	2,636	20.92	339	12.5%
7	Deer Valley Financial Center	*	Phoenix, AZ	2001	126,600	87.8%	1,551	18.94	145	5.4%
	Subtotal – Office				464,100	87.5%	$7,522	$20.08	$940	34.7%
	Total - Mainland Portfolio				1,836,800	95.9%	$15,327	$9.07	$2,709	100.0%

	Portfolio Summary				Current GLA	Occupancy			3Q17 Cash NOI	3Q17 % Cash NOI to Total Portfolio Cash NOI

	Hawaii Portfolio				2,959,300	93.0%			$15,464	72.9%
	Hawaii Ground Leases								3,025	14.3%
	Mainland Portfolio				1,836,800	95.9%			2,709	12.8%
	Total Portfolio				4,796,100	94.1%			$21,198	100.0%

	* Included in Same-Store portfolio

Alexander & Baldwin, Inc.
Table 14 - Top 10 Tenants Ranked by ABR

($ in thousands, unaudited)

Total Portfolio

Tenant (a)	ABR	% of Total Portfolio ABR	GLA	% of Total Portfolio GLA
Sam's Club	$3,308	4.3%	180,908	3.8%
CVS Corporation (including Longs Drugs)	2,623	3.4%	150,411	3.1%
United Healthcare Services	2,270	2.9%	108,100	2.2%
Foodland Supermarket & related companies	1,851	2.3%	112,929	2.4%
24 Hour Fitness USA	1,375	1.8%	45,870	1.0%
Albertsons Companies (including Safeway)	1,316	1.7%	168,621	3.4%
Whole Foods Market	1,210	1.6%	31,647	0.7%
Office Depot	1,138	1.5%	75,824	1.6%
Keystone Automotive Operations	1,016	1.3%	230,300	4.8%
International Paper	1,007	1.3%	252,040	5.3%
Total	$17,114	22.1%	1,356,650	28.3%

Hawaii Portfolio

Tenant (a)	ABR	% of Total Portfolio ABR	GLA	% of Total Portfolio GLA
Sam's Club	$3,308	4.3%	180,908	3.8%
CVS Corporation (including Longs Drugs)	2,623	3.4%	150,411	3.1%
Foodland Supermarket & related companies	1,851	2.3%	112,929	2.4%
24 Hour Fitness USA	1,375	1.8%	45,870	1.0%
Whole Foods Market	1,210	1.6%	31,647	0.7%
Office Depot	1,138	1.5%	75,824	1.5%
Albertsons Companies (including Safeway)	1,015	1.2%	105,745	2.2%
Ross Dress for Less	890	1.2%	35,308	0.7%
Liberty Dialysis Hawaii	840	1.1%	23,271	0.5%
Simmons Manufacturing	828	1.1%	63,280	1.3%
Total	$15,078	19.5%	825,193	17.2%

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.

Alexander & Baldwin, Inc.
Table 15 - Lease Expiration Schedule
As of September 30, 2017

($ in thousands, unaudited)

Total Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Portfolio Leased GLA	ABR Expiring	% of Total Portfolio Expiring ABR
2017	61	527,833	11.7%	$5,321	6.2%
2018	157	866,692	19.2%	10,918	12.7%
2019	145	626,371	13.9%	13,469	15.8%
2020	130	583,268	12.9%	10,894	12.7%
2021	99	477,780	10.6%	11,149	13.0%
2022	86	318,505	7.1%	8,341	9.7%
2023	35	211,481	4.7%	4,245	4.9%
2024	16	180,876	4.0%	4,617	5.4%
2025	21	59,082	1.3%	2,396	2.8%
2026	12	39,696	0.9%	1,788	2.1%
Thereafter	29	392,110	8.6%	8,483	9.9%
Month-to-month	125	231,289	5.1%	4,151	4.8%
Total	916	4,514,983	100.0%	$85,772	100.0%

Hawaii Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Hawaii Retail Leased GLA	ABR Expiring	% of Total Hawaii Retail Expiring ABR
2017	23	59,892	3.6%	$1,476	3.0%
2018	83	160,694	9.6%	5,493	11.0%
2019	72	255,697	15.2%	7,013	14.0%
2020	77	218,061	13.0%	6,270	12.5%
2021	59	260,958	15.6%	7,198	14.4%
2022	52	121,058	7.2%	5,037	10.1%
2023	23	97,382	5.8%	2,474	4.9%
2024	11	145,692	8.7%	3,777	7.6%
2025	17	48,201	2.9%	2,173	4.3%
2026	9	18,299	1.1%	864	1.7%
Thereafter	19	214,898	12.8%	6,002	12.0%
Month-to-month	63	76,019	4.5%	2,230	4.5%
Total	508	1,676,851	100.0%	$50,007	100.0%

Hawaii Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Hawaii Industrial Leased GLA	ABR Expiring	% of Total Hawaii Industrial Expiring ABR
2017	24	109,071	12.1%	$1,282	10.2%
2018	43	137,189	15.2%	1,978	15.7%
2019	36	95,073	10.6%	1,378	10.9%
2020	26	138,068	15.3%	1,835	14.5%
2021	16	145,131	16.1%	2,079	16.5%
2022	9	57,750	6.4%	1,010	8.0%
2023	—	—	—%	—	—%
2024	—	—	—%	—	—%
2025	—	—	—%	—	—%
2026	—	—	—%	—	—%
Thereafter	2	76,255	8.5%	1,458	11.6%
Month-to-month	50	141,939	15.8%	1,596	12.6%
Total	206	900,476	100.0%	$12,616	100.0%

Alexander & Baldwin, Inc.
Table 16 - New & Renewal Lease Summary
As of September 30, 2017

(Unaudited)

						Comparable Leases Only
Total - New and Renewal	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
3rd Quarter - 2017	47	142,508	$21.44	$15.90	4.9	26	39,096	$26.65	$24.59	8.4%
2nd Quarter - 2017 (a)	56	307,850	$18.95	$12.71	4.9	43	208,758	$19.30	$16.11	19.8%
1st Quarter - 2017	43	317,646	$15.93	$4.66	5.8	33	158,162	$18.55	$16.38	13.3%
4th Quarter - 2016	54	408,770	$12.55	$8.97	2.9	35	308,804	$10.57	$9.99	5.8%
Trailing four quarters	200	1,176,774	$16.21	$9.63	4.4	137	714,820	$15.76	$13.99	12.7%

Total - New Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
3rd Quarter - 2017	21	86,757	$19.86	$24.25	5.5	6	8,129	$25.37	$21.31	19.1%
2nd Quarter - 2017 (a)	19	105,519	$19.12	$1.34	4.0	6	6,427	$33.07	$23.95	38.1%
1st Quarter - 2017	15	169,094	$13.62	$8.53	4.6	5	9,610	$18.66	$18.05	3.4%
4th Quarter - 2016	28	128,545	$20.31	$28.53	5.9	9	28,579	$26.03	$23.72	9.7%
Trailing four quarters	83	489,915	$17.67	$15.01	5.0	26	52,745	$25.45	$22.34	13.9%

Total - Renewal Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread
3rd Quarter - 2017	26	55,751	$23.88	$2.90	3.6	20	30,967	$26.98	$25.45	6.0%
2nd Quarter - 2017	37	202,331	$18.87	$18.64	5.3	37	202,331	$18.87	$15.86	18.9%
1st Quarter - 2017	28	148,552	$18.55	$0.26	7.2	28	148,552	$18.55	$16.27	14.0%
4th Quarter - 2016	26	280,225	$8.99	$—	1.5	26	280,225	$8.99	$8.59	4.7%
Trailing four quarters	117	686,859	$15.17	$5.78	4.1	111	662,075	$14.99	$13.33	12.5%

	Quarter Ended September 30, 2017					TTM Ended September 30, 2017
	Leases	GLA	ABR PSF	Rent Spread		Leases	GLA	ABR PSF	Rent Spread
Hawaii
Retail	22	57,337	$33.50	4.5%		101	243,018	$37.32	22.0%
Industrial	10	26,955	$15.69	35.0%		48	329,732	$13.90	11.2%
Office	9	12,208	$23.28	1.1%		27	50,071	$25.20	(2.9)%
Mainland
Retail	2	5,573	$38.69	5.9%		6	15,282	$18.74	2.6%
Industrial	1	35,188	$4.56	No comps		8	469,892	$5.06	3.3%
Office	3	5,247	$9.66	11.9%		10	68,779	$21.00	3.7%

(a) Previously reported 2nd Quarter 2017 included one new lease at The Collection, in which the Company has a 90 +/- 5% interest, with GLA of 1,814 square feet, ABR PSF of $54.00 and TI PSF of $73.26.

Alexander & Baldwin, Inc.
Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary
As of September 30, 2017

 ($ in millions, unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Value of Land & Related Costs Contributed to Project (Book Value)	Total Estimated Project Capital Costs, Inclusive of Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA	% Leased	% Under Letter of Intent	Total
Repositioning & Redevelopment
Pearl Highlands Center - Food Court/Regal renovation (a)	Construction	Late 2017	1Q18	N/A	$6.0	$3.5	$0.6	10.0-10.3%	54,000	55	28	83
Lau Hala Shops repositioning (b)	Construction	2018	1Q19	N/A	21.0	6.6	1.9-2.4	9.0-11.4%	50,500	48	39	87
Development for Hold
Ho'okele Shopping Center (c)	Pre-leasing	Late 2019	2Q20	4.3	41.9	6.0	3.1-3.6	7.5-8.5%	94,000	64	24	88
Total				$4.3	$68.9	$16.1	$5.6-6.6	8.1-9.6%	198,500

(a) Includes $3.0 million of tenant improvement capital to Regal Entertainment to renovate that provides a 10.3% yield on cost. Amounts presented under Leasing Activity relate to the Food Court.
(b) Projected GLA for Lau Hala Shops increased from 48,400 to 50,500 in the third quarter of 2017, as the Company executed a lease with Down to Earth that includes a mezzanine space that was not previously expected to be leased.

(c) The Company contributed land from its legacy landholdings adjacent to Maui Business Park (Phase II) to the Ho'okele Shopping Center development project. The carrying value of this parcel, including certain previously incurred infrastructure improvements and related costs, was $4.3 million at contribution. The stabilized yield on cost was determined utilizing this book value. If the Company had instead contributed the land, infrastructure improvements and related costs at market value, management estimates that the stabilized yield on the project would be lower by approximately 100 basis points.

Alexander & Baldwin, Inc.
Table 18 - Commercial Real Estate Transactional Activity (2013-2017)

($ in millions, unaudited)

Dispositions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Sales Price	GLA
The Maui Clinic Building	Office	Maui, HI	1/17	$3.4	16,600
Ninigret Office Park	Office	Salt Lake City, UT	6/16	30.4	185,500
Gateway Oaks	Office	Sacramento, CA	6/16	8.0	59,700
Prospect Park	Office	Sacramento, CA	6/16	22.3	163,300
Union Bank	Office	Everett, WA	12/15	10.0	84,000
San Pedro Plaza	Office	San Antonio, TX	5/15	16.7	171,900
Wilshire Shopping Center	Retail	Greeley, CO	3/15	4.3	46,500
Maui Mall	Retail	Maui, HI	1/14	64.1	185,700
Portfolio			12/13	165.1	2,604,400
Activity Distribution Center	Industrial	San Diego, CA		32.5	252,300
Heritage Business Park	Industrial	Dallas, TX		93.4	1,316,400
Savannah Logistics Park	Industrial	Savannah, GA		39.2	1,035,700
Portfolio			12/13	101.0	485,800
Broadlands Marketplace	Retail	Broomfield, CO		11.0	103,900
Meadows on the Parkway	Retail/Office	Boulder, CO		33.0	216,400
Rancho Temecula Town Center	Retail	Temecula, CA		57.0	165,500
Republic Distribution Center	Industrial	Houston, TX	10/13	19.4	312,500
Centennial Plaza	Industrial	Salt Lake City, UT	9/13	15.0	244,000
Issaquah Office Center	Office	Issaquah, WA	9/13	22.3	146,900
Northpoint Industrial	Industrial	Fullerton, CA	1/13	14.9	119,400
Total				$496.9	4,826,200

Acquisitions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Purchase Price	GLA
Honokohau Industrial	Industrial	Hawaii Island, HI	6/17	$10.1	73,200
2927 East Manoa Road	Ground Lease	Oahu, HI	12/16	2.8	N/A
Manoa Marketplace	Retail	Oahu, HI	1/16	82.4	139,300
Aikahi Park Shopping Center (Leasehold)	Retail	Oahu, HI	5/15	1.6	98,000
Kaka'ako Commerce Center	Industrial	Oahu, HI	12/14	39.1	204,400
Kailua Portfolio	Retail/Industrial/ Ground Lease	Oahu, HI	12/13	372.6	386,200
The Shops at Kukui'ula (a)	Retail	Kauai, HI	9/13	—	78,900
Pearl Highlands Center	Retail	Oahu, HI	9/13	141.5	415,400
Napili Plaza	Retail	Maui, HI	5/13	19.2	45,100
Waianae Mall	Retail	Oahu, HI	1/13	29.8	170,300
Total				$699.1	1,610,800

(a) In November 2013, the Company refinanced and acquired The Shops at Kukui'ula. The Shops were originally developed in 2009 through a joint venture as part of the amenities for the Kukui'ula development project.

Land Operations

Alexander & Baldwin, Inc.
Table 19 - Key Active Development-for-sale Projects
As of September 30, 2017

($ in millions except per square foot amounts, unaudited)

														Construction Timing		Sales Closings Timing
Project	Location	Product Type	Est. Economic Interest	Planned Units or Saleable Acres	Average Size Unit (SF) or Lot (Acres)	Units/ Acres Closed	Unit/ Acres Remaining	Target Sales Price Range (PSF)	Est. Total Project Cost	A&B Projected Capital Commitment (JVs Only)	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Investment (Current Book Value)	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
			(a)						(b)	(c)			(d)	(e)	(e)	(e)	(e)
Kahala Avenue Portfolio	Honolulu, Oahu	Residential	100%	17 acres	0.5 acres	12.2 acres	4.8 acres	$150-$385	$135	N/A	$134	$134	$44	N/A	N/A	2013	2018
The Collection	Honolulu, Oahu	Primary residential	90% +/-5%	465 units	904 SF	455 units	10 units	$785	$285	$54	$277	$54	$17	2014	2016	2016	2018
Keala o Wailea (MF-11)	Wailea, Maui	Resort residential	65% +/-5%	70 units	1,385 SF	—	70 units	$600-$1,000	$64	$9	$46	$9	$9	2015	2018	2017	2018
Kamalani (Increment 1)	Kihei, Maui	Primary residential	100%	170 units	994 SF	—	170 units	$400	$64	N/A	$32	$32	$32	2016	2019	2017	2019
Ka Milo at Mauna Lani	Kona, Hawaii Island	Resort residential	50%	137 units	2,165 SF	96 units	41 units	$530-$800	$125	$16	$103	$16	$4	2005	2018	2007	2020
The Ridge at Wailea (MF-19)	Wailea, Maui	Resort residential	100%	5 acres	0.5 acres	1 acre	4 acres	$60-$100	$10	N/A	$9	$9	$8	2007	2009	2014	2020
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	125 acres	0.5-11 acres	32 acres	93 acres	$38-$60	$77	N/A	$59	$59	$39	2011	2021	2012	2030+
Kukui'ula (f)	Poipu, Kauai	Resort residential	85% +/- 5%	640 acres	0.42 acres	111 acres	529 acres	$40-$110	$854	$318	$580	$310	$299	2006	2030	2006	2030+

(a) Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

(b) Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
(c) Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

(d) The book value of active development projects includes land stated at its acquisition value. In the case of development projects on A&B's historical landholdings, such as Kamalani and Maui Business Park, the value of land would be approximately $150 per acre.

(e) Estimated or actual dates. Estimated substantial construction completion for Kukui'ula represents the estimated completion date for major project infrastructure and amenities. Construction activities related to parcel development is expected to continue past 2030.

(f) In addition to the main Kukui'ula project included herein, with a book value of $299 million, the Company has investments in three other Kukui'ula-related joint ventures with a combined book value of $29 million. Previously, the value of land the Company contributed was excluded from the total project costs incurred to date.

Alexander & Baldwin, Inc.
Table 20 - Landholdings as of September 30, 2017

(Unaudited)

Type	Maui	Kauai	Oahu	Molokai	Hawaii Island	Total Hawaii Acres	Mainland	Total Acres
Land under commercial properties/ urban ground leases (a)	96	19	184	—	15	314	124	438
Land in active development
Development for sale (b)	110	—	5	—	—	115	—	115
Development for hold (c)	9	—	—	—	—	9	—	9
Other	81	—	—	—	—	81	—	81
Subtotal - Land in active development	200	—	5	—	—	205	—	205
Land used in other operations	22	20	—	—	—	42	—	42
Urban land, not in active development/use
Developable, with full or partial infrastructure	149	7	—	—	—	156	—	156
Developable, with limited or no infrastructure	186	28	—	—	—	214	—	214
Other	13	7	—	—	—	20	—	20
Subtotal - Urban land, not in active development	348	42	—	—	—	390	—	390
Agriculture-related
Agriculture	47,918	6,358	75	—	—	54,351	—	54,351
In urban entitlement process	357	260	—	—	—	617	—	617
Conservation & preservation	15,845	13,309	639	—	—	29,793	—	29,793
Subtotal - Agriculture-related	64,120	19,927	714	—	—	84,761	—	84,761
Materials & Construction	1	—	541	264	—	806	—	806
Total landholdings	64,787	20,008	1,444	264	15	86,518	124	86,642

(a) Includes properties from Table 11 - Hawaii Property Report, Table 12 - Hawaii Ground Lease Report, Table 13 - Mainland Property Report, and the Repositioning & Redevelopment projects from Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary.

(b) Includes wholly-owned development-for-sale projects from Table 19 - Key Active Development-for-sale Projects (Kahala Avenue Portfolio, Kamalani (Increment I), The Ridge at Wailea (MF-19), and Maui Business Park (Phase II).

(c) Includes development-for-hold projects from Table 17 (Ho'okele Shopping Center).

Revised Classifications of Agricultural Lands

Higher use potential agricultural land encompasses a broad range of lands whose use, in the foreseeable future, could include uses other than large scale agricultural production or ranching. This category includes lands in the urbanization process, lands whose characteristics (location, views, etc.) make them candidates for other uses, lands which are suitable for smaller farms and ranches, and lands which may currently be employed in other uses. The overwhelming majority of these lands remain in active agricultural or agriculture-related, permitted uses. Most of A&B's historical agricultural land sales are from lands in this classification.

Core agricultural land encompasses lands that will likely be utilized for large scale crop production, pasture or related uses for the foreseeable future, and includes the majority of lands designated by the Company as Important Agricultural Lands, which is a state designation of lands that are capable of producing sustained high agricultural yields.

Supporting agricultural and conservation land encompasses the Company’s nearly 30,000 acres of conservation lands, as well as agricultural lands with functional, but non-productive, agricultural uses, such as infrastructure (e.g., ditches, reservoirs) and roads, and agriculturally-zoned lands whose topography makes active agricultural operations impractical (e.g., gulches, wastelands, drainage areas).

The above classification of lands is subject to change, based on the ongoing re-evaluation of future use potential that will occur over time.

The following classifications are based on management's assessment of potential use (not actual use):
Type	Maui	Kauai	Oahu	Molokai	Hawaii Island	Total Hawaii Acres	Mainland	Total Acres
Higher use potential	13,757	2,257	75	—	—	16,089	—	16,089
Core agricultural	31,589	4,145	—	—	—	35,734	—	35,734
Supporting and conservation	18,774	13,525	639	—	—	32,938	—	32,938
Total agricultural lands	64,120	19,927	714	—	—	84,761	—	84,761

Alexander & Baldwin, Inc.
Table 20 - Landholdings as of September 30, 2017 (continued)

(Unaudited)

Recent A&B Agricultural-zoned Land Sales Data - Maui & Kauai 2012 - 3Q17
The Company's historic sales of agricultural-zoned lands have consisted of land in the "Higher use potential" category only. Therefore, the land sales data presented below does not provide relevant benchmarking data with regards to the Company's "Core agricultural" and "Supporting and conservation" landholdings.

	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-5 acres	9	$114,750	$151,600	$84,400
5-20 acres	67	$75,900	$120,525	$35,600
20-100 acres	468	$28,650	$55,700	$13,750
100+ acres	2,136	$26,500	$35,450	$14,600
Total/weighted-average	2,680	$28,400	$151,600	$13,750

Recent A&B Urban-zoned Land Sales Data - Maui & Kauai 2012 - 3Q17
The majority of the Company's historic sales of urban lands have been those in the "Developable, with full or partial infrastructure" category.
	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-3 acres	10	$2,270,000	$4,346,200	$1,829,500
3-25 acres	57	$1,674,500	$2,288,250	$1,184,200
Total/weighted average	67	$1,767,000	$4,346,200	$1,184,200

Materials & Construction

Alexander & Baldwin, Inc.
Table 21 - Materials & Construction Statement of Operating Profit, EBITDA and Adjusted EBITDA

($ in millions, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,		TTM
	2017	2016	2017	2016	September 30, 2017
Operating Profit (a)	$6.5	$5.6	$18.8	$18.5	$23.6
Depreciation and amortization	3.1	2.9	9.2	8.8	12.1
EBITDA (a)	9.6	8.5	28.0	27.3	35.7
Income attributable to noncontrolling interest (b)	(0.5)	(0.5)	(1.7)	(1.1)	(2.4)
Adjusted EBITDA (a)	$9.1	$8.0	$26.3	$26.2	$33.3

	Quarter Ended September 30,		Nine Months Ended September 30,		TTM
	2017	2016	2017	2016	September 30, 2017
EBITDA margin (a)	17.5%	16.3%	18.0%	18.9%	17.7%
Asphalt tons delivered (tons in thousands)	165.8	126.9	442.9	331.7	517.2
Aggregate tons delivered (tons in thousands)	179.7	158.1	526.3	500.8	879.7
Crew days lost to weather	32.5	78.5	131.0	159.0	283.0
Total available crew days	443.0	444.0	1,337.0	1,199.0	2,237.5
% days lost to weather	7.3%	17.7%	9.8%	13.3%	12.6%
Backlog (as of period end, in millions)	$211.3	$242.5

Materials: The Company owns centrally located quarries and an asphalt import terminal, which provide products that include hot mix asphalt, ready-mix concrete, construction aggregate, and asphalt.

Specialty Construction: The Company is vertically integrated and is a contractor that engages in road maintenance and construction, manufactures and sells prestressed and precast concrete products, roadway signage and guardrails, and provides traffic control services and related equipment.

The Company operates under brand names that include Grace Pacific, GP Roadway Solutions, GPRM Prestress, and GP Maintenance Solutions.

(a) The results for Materials & Construction have been impacted by certain discrete items as disclosed in Table 7 - Consolidated EBITDA.
(b) The Company's GPRM prestress operating unit is a 50% owned consolidated joint venture and GLP Asphalt is a 70% owned consolidated joint venture.
(c) Represents composition percentage for the trailing twelve month period.

Other Supplemental Information

Alexander & Baldwin, Inc.
Table 22 - Commercial Real Estate Historical Cash NOI Trends

($ in millions, unaudited)

	2016	2012	Change
Operating Profit	$54.8	$41.6	31.7%
Less: Amounts reported in discontinued operations	—	(17.1)	(100.0)%
Operating Profit from Continuing Operations	54.8	24.5	123.7%
Plus: Depreciation and amortization	28.4	22.2	27.9%
Less: Straight-line lease adjustments	(2.1)	(3.6)	(41.7)%
Plus: Lease incentive amortization	0.1	0.1	—%
Less: Favorable/(unfavorable) lease amortization	(3.3)	(1.1)	200.0%
Less: Termination income	(0.1)	(0.2)	(50.0)%
Less: Other (income)/expense, net	—	(0.3)	(100.0)%
Plus: Selling, general, administrative and other expenses	5.2	3.1	67.7%
Plus: Amounts reported in discontinued operations	—	17.1	(100.0)%
Cash NOI	$83.0	$61.8	34.3%